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EXHIBIT 21 - SUBSIDIARIES OF TYSON FOODS, INC.

                                                    Names Under
                            Jurisdiction of       Which Subsidiary
      Name                   Incorporation         Does Business
-----------------           ---------------       ----------------

Cobb-Vantress, Inc.          Delaware           Cobb-Vantress, Inc.
Cobb Breeding Company        United Kingdom     Cobb Breeding Company
    Limited                                         Limited
Culinary Foods, Inc.         Delaware           Culinary Foods, Inc.
JAC Creative Foods of        Delaware           JAC Creative Foods Of,
    Minnesota, Inc.                                  Minnesota, Inc.
Mallard's Food Products,     California         Mallard's Food Products,
    Inc.                                             Inc.
McCarty Farms, Inc.          Mississippi        McCarty Farms, Inc.
McCarty Foods, Inc.          Mississippi        McCarty Foods, Inc.
Tyson Breeders, Inc.         Delaware           Tyson Breeders, Inc.
Tyson Enterprise             Alaska             Tyson Enterprise
    Seafood, Inc.                                   Seafood, Inc.
Tyson Export Sales,          U.S. Virgin        Tyson Export Sales,
    Inc.                       Islands              Inc.
Tyson Farms, Inc.            Delaware           Tyson Farms, Inc.
Tyson Farms of Texas,        Texas              Tyson Farms of Texas,
    Inc.                                            Inc.
Tyson Foods of Alabama       Alabama            Tyson Foods of Alabama
    Inc.                                            Inc.
Tyson Holding Company        Delaware           Tyson Holding Company
Tyson International          Bermuda            Tyson International
    Company, Ltd.                                   Company, Ltd.
Tyson International          Delaware           Tyson International
    Holding Company                                 Holding Company
Tyson Marketing, Ltd.        Ontario, Canada    Tyson Marketing, Ltd.
Tyson Seafood Group, Inc.    Washington         Tyson Seafood Group, Inc.
World Resource, Inc.         Delaware           World Resource, Inc.


     The Company considers the foregoing to be its primary operating subsidiaries. Certain other subsidiaries which do not meet in the aggregate the definition of a significant subsidiary as defined in Rule 1-02 (w) of Regulation S-X are as follows:

AAFC Holdings, Ltd.            Yukon
AAFC International, Inc.       U.S. Virgin Islands
Arctic Fisheries               Washington
Benton Sales, Ltd.             British Virgin Islands
Cobb Denmark A/S               Denmark
Cobb-Espanola, S.A.            Spain
Cobb France E.U.R.L.           France
Cobb-Poland B.V.               Poland
Cobb (Straffon)Ireland, Ltd    Ireland
Global Employment              Delaware
  Services Inc.
Gorges Foodservice,            Texas
  Inc.
Henry House, Inc.              Michigan


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HFI Acquisition Sub Inc.       Delaware
JAC Creative Foods,            California
  Inc.
JAC Creative Foods (Canada)    Ontario
  Inc.
National Comp Care, Inc.       Delaware
Oaklawn Capital Corporation    Delaware
Oaklawn Capital-Mississippi,   Mississippi
    LLC
Oaklawn Sales, Ltd.            British Virgin Islands
Offshore Ventures, Inc.        Washington
Tri-Venture Trucking, Ltd      British Columbia
TPM Holding Company            Delaware
TyNet Corporation              Delaware
Tyson Enterprise               Alaska
  Protein, Inc.
Tyson Seafood Group-Japan,     Japan
  Inc.
Ucluelet Seafood               British Columbia
    Processors, Ltd.
Universal Plan Investments     Hong Kong
WLR Acquisition Corp.          Delaware


































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